
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-2000
<PERIOD-END>                               JAN-31-2000
<CASH>                                       1,435,874
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,816,264<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   3,618,230<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 3,816,264<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                65,371<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                50,973
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 14,398
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             14,398
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    14,398
<EPS-BASIC>                                     0.07
<EPS-DILUTED>                                        0

<F1>IN addition to cash and receivables, total assets include investment in joint venture of $2,272,963 and other asset of $107,427.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $198,034.
<F4>Total revenue includes equity in earnings of joint venture of $48,131 and interest and
other revenues of $17,240.
<F5>Represents net income per Unit of limited partnership interest.

